Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-164510, 333-152138, 333-92414, 333-101517, 333-106201, 333-122893, 333-134674, 333-143145 and 333-146607) on Form S-8 and Registration Statement (No. 333-175938) on Form S-3 of our report dated March 18, 2013, relating to our audit of the consolidated financial statements of Echo Therapeutics, Inc. (the “Registrant”), appearing in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2012.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 18, 2013